Exhibit 99.1
Accretive Health Reports Third Quarter 2015 Results

•	Company serves 83 hospitals with collective net patient revenue of $17.2 billion

•	Signed on a new revenue cycle customer with $700 million in net patient revenue in 3Q

•	2015 outlook unchanged
CHICAGO - November 9, 2015 - Accretive Health, Inc. (OTC Pink: ACHI) today announced results for the three months ended September 30, 2015.
Financial Summary:

•
For the third quarter of 2015, GAAP net services revenue was $15.8 million, and GAAP net loss was $33.0 million, compared with GAAP net services revenue of $90.7 million and GAAP net income of $9.6 million reported in the third quarter of 2014.

•	Gross cash generated from customer contracting activities for the third quarter of 2015 was $55.4 million, compared to $58.9 million for the third quarter of 2014.

•	Net cash generated from customer contracting activities for the third quarter of 2015 was $3.7 million, compared $3.4 million for the third quarter of 2014.
“In the third quarter of 2015, we continued to make progress in turning the corner on some of the headwinds we have faced. I am pleased to announce we signed on a health system with close to $700 million in net patient revenue during the quarter, and began deployment of our services and capabilities to this customer in the fourth quarter. This win underscores the traction we are building in the market,” said Emad Rizk, M.D., President and Chief Executive Officer of Accretive Health.
The Company currently serves 83 hospitals with collective net patient revenue (NPR) of $17.2 billion. NPR represents net revenue collected annually by the Company’s customers for patient services and is not a measure of the revenue the Company recognizes.
“Our business demonstrated sequential improvement in financial metrics in the third quarter, which provides us with positive momentum going into the fourth quarter,” said Peter Csapo, Chief Financial Officer and Treasurer.
2015 Outlook
Accretive Health continues to expect gross cash generated from customer contracting activities of $230 million to $240 million for 2015. The Company also continues to expect net cash generated from customer contracting activities to be at the lower end of the $30 million to $40 million previously communicated guidance range.
Conference Call and Webcast Details
Accretive Health’s management team will host a conference call today at 3:30 p.m. CT (4:30 p.m. ET) to discuss the third quarter 2015 results and business outlook for 2015. To participate, please dial 888-822-6508 (440-996-5712 outside the U.S. and Canada) using conference code number 65611096, or visit the Investor Relations section of Accretive Health’s web site at www.accretivehealth.com to access the live webcast. A replay will be available for one week following the conference call at 855-859-2056 (404-537-3406 outside the U.S. and Canada) using conference code number 65611096. A replay of the conference call will also be available online at www.accretivehealth.com.
Accompanying slides will be posted to the Investor Relations section of Accretive Health’s web site at www.accretivehealth.com.
Non-GAAP Financial Measures
In order to provide a more comprehensive understanding of the information used by Accretive Health’s management team in financial and operational decision making, the Company supplements its GAAP consolidated financial statements with certain non-GAAP financial measures, which are included in this press release. These include gross and net cash generated from customer contracting activities, and adjusted EBITDA. Our Board and management team use these non-GAAP measures as (i) one of the primary methods for planning and forecasting overall expectations and for evaluating actual results against such expectations; and (ii) as a performance evaluation metric in determining achievement of certain executive incentive compensation programs, as well as for incentive compensation plans for employees.
Gross cash generated from customer contracting activities is defined as GAAP net services revenue, plus the change in deferred customer billings. Accordingly, gross cash generated from customer contracting activities is the sum of (i) invoiced or accrued net operating fees, (ii) cash collections on incentive fees and (iii) other services fees. Net cash generated from customer contracting activities reflects non-GAAP adjusted EBITDA and the change in deferred customer billings.
Adjusted EBITDA is defined as net income before net interest income (expense), income tax provision, depreciation and amortization expense, share-based compensation expense, restatement-related expense, reorganization-related expense and certain non-recurring items. The use of adjusted EBITDA to measure operating and financial performance is limited by our revenue recognition criteria, pursuant to which GAAP net services revenue is recognized at the end of a contract or other contractual agreement event. Adjusted EBITDA does not adequately match corresponding cash flows from customer contracting activities. As a result, the Company uses gross cash and net cash generated from customer contracting activities to better compare cash flows to operating performance.
Deferred customer billings include the portion of both (i) invoiced or accrued net operating fees and (ii) cash collections of incentive fees, in each case, that have not met our revenue recognition criteria. Deferred customer billings are included in the detail of our customer liabilities balance in the consolidated balance sheet available in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2015.
Table 4 presents a reconciliation of GAAP revenue to gross cash generated from customer contracting activities, and Table 5 presents a reconciliation of GAAP net loss, the most comparable GAAP measure, to adjusted EBITDA and net cash generated from customer contracting activities, in each case, for each of the periods indicated. These adjusted measures are non-GAAP and should be considered in addition to, but not as a substitute for, the information prepared in accordance with GAAP.
Safe Harbor
This press release contains forward-looking statements, including the Company’s ability to generate specified levels of cash from contracting activities. All forward-looking statements contained in this press release involve risks and uncertainties. The Company’s actual results and outcomes could differ materially from those anticipated in these forward-looking statements as a result of various factors, including the factors set forth under the heading, “Risk Factors” in its Annual Report on Form 10-K for the year ended December 31, 2014, filed with the SEC on June 23, 2015, and its Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2015, filed with the SEC on November 9, 2015. The words “strive,” “objective,” “anticipates,” “believes,” “estimates,” “expects,” “intends,”

“may,” “plans,” “projects,” “vision,” “would,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. The Company has based these forward-looking statements on its current expectations and projections about future events. Although the Company believes that the expectations underlying any of its forward-looking statements are reasonable, these expectations may prove to be incorrect and all of these statements are subject to risks and uncertainties. Should one or more of these risks and uncertainties materialize, or should underlying assumptions, projections, or expectations prove incorrect, actual results, performance, financial condition, or events may vary materially and adversely from those anticipated, estimated, or expected.
All forward-looking statements included in this press release are expressly qualified in their entirety by these cautionary statements. The Company cautions readers not to place undue reliance on any forward-looking statement that speaks only as of the date made and to recognize that forward-looking statements are predictions of future results, which may not occur as anticipated. Actual results could differ materially from those anticipated in the forward-looking statements and from historical results, due to the uncertainties and factors described above, as well as others that the Company may consider immaterial or does not anticipate at this time. Although the Company believes that the expectations reflected in its forward-looking statements are reasonable, the Company does not know whether its expectations may prove correct. The Company’s expectations reflected in its forward-looking statements can be affected by inaccurate assumptions it might make or by known or unknown uncertainties and factors, including those described above. The risks and uncertainties described above are not exclusive, and further information concerning the Company and its business, including factors that potentially could materially affect its financial results or condition or relationships with customers and potential customers, may emerge from time to time. The Company assumes no, and it specifically disclaims any, obligation to update, amend, or clarify forward-looking statements to reflect actual results or changes in factors or assumptions affecting such forward-looking statements. The Company advises investors, however, to consult any further disclosures it makes on related subjects in our periodic reports that it files with or furnishes to the SEC.
About Accretive Health
Accretive Health partners with hospitals and health systems to reduce their administrative costs related to revenue cycle operations, enabling providers to focus on their core mission: delivering high quality care. For more information, visit www.accretivehealth.com.

Contact:
Accretive Health, Inc.
Investor Relations:
Atif Rahim
312.324.5476
investorrelations@accretivehealth.com

Media Relations:
Michael Chernoff
312.496.7606
marketing@accretivehealth.com

Table 1
Accretive Health, Inc.
Condensed Consolidated Balance Sheets
($ in thousands)

	September 30, 2015	December 31, 2014
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$137,716	$145,167
Restricted cash	—	5,000
Accounts receivable, net	5,137	4,438
Prepaid income taxes	5,425	6,138
Current deferred tax assets	99,987	62,322
Other current assets	7,798	7,389
Total current assets	256,063	230,454
Property, equipment and software, net	26,579	14,594
Non-current deferred tax assets	208,278	201,163
Goodwill and other assets, net	6	162
Total assets	$490,926	$446,373
Liabilities and stockholders' equity (deficit)
Current liabilities:
Accounts payable	$6,340	$12,488
Current portion of customer liabilities	348,828	219,998
Accrued compensation and benefits	15,290	14,983
Other accrued expenses	12,261	15,680
Total current liabilities	382,719	263,149
Non-current portion of customer liabilities	323,293	317,065
Other non-current liabilities	8,421	8,405
Total liabilities	714,433	588,619
Stockholders' equity (deficit):
Common stock, $0.01 par value, 500,000,000 shares authorized,108,673,951 shares issued and 103,387,953 shares outstanding at September 30, 2015; 102,890,241 shares issued and 98,112,019 shares outstanding at December 31, 2014	1,087	1,029
Additional paid-in capital	317,543	307,075
Accumulated deficit	(487,220)	(397,517)
Accumulative other comprehensive loss	(2,465)	(1,763)
Treasury stock	(52,452)	(51,070)
Total stockholders' equity (deficit)	(223,507)	(142,246)
Total liabilities and stockholders’ equity (deficit)	$490,926	$446,373

Table 2
Accretive Health, Inc.
Condensed Consolidated Statements of Operations
($ in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014
	(Unaudited)		(Unaudited)
Net services revenue	$15,842	$90,745	$48,898	$162,684
Operating expenses:
Costs of services	45,326	45,370	130,284	138,251
Selling, general and administrative	21,395	16,785	59,726	53,609
Restatement and other	3,964	13,846	5,850	67,907
Total operating expenses	70,685	76,001	195,860	259,767
Income (loss) from operations	(54,843)	14,744	(146,962)	(97,083)
Net interest income	73	100	147	252
Income (loss) before income tax provision	(54,770)	14,844	(146,815)	(96,831)
Income tax provision (benefit)	(21,800)	5,291	(57,112)	(34,862)
Net income (loss)	$(32,970)	$9,553	$(89,703)	$(61,969)
Net Income (loss) per common share:
Basic	$(0.34)	$0.10	$(0.93)	$(0.65)
Diluted	$(0.34)	$0.10	$(0.93)	$(0.65)
Weighted average shares used in calculating net income (loss) per common share:
Basic	97,230,069	95,775,597	96,358,342	95,750,887
Diluted	97,230,069	97,250,282	96,358,342	95,750,887
Consolidated statements of comprehensive income (loss):
Net income (loss)	(32,970)	9,553	(89,703)	(61,969)
Other comprehensive income (loss):
Foreign currency translation adjustments	(429)	(253)	(702)	6
Comprehensive income (loss)	$(33,399)	$9,300	$(90,405)	$(61,963)

Table 3
Accretive Health, Inc.
Condensed Consolidated Statements of Cash Flows
($ in thousands)

	Nine Months Ended September 30,
	2015	2014
	(Unaudited)
Operating activities:
Net loss	$(89,703)	$(61,969)
Adjustments to reconcile net loss to net cash provided by (used in) operations:
Depreciation and amortization	6,556	4,279
Share-based compensation	22,974	22,992
Loss on disposal	—	234
Recoveries for doubtful receivables	(79)	(455)
Deferred income taxes	(58,567)	(33,869)
Excess tax benefits from share-based awards	—	(176)
Changes in operating assets and liabilities:
Accounts receivable	(621)	16,539
Prepaid income taxes	632	2,646
Other assets	(334)	(2,328)
Accounts payable	(6,108)	685
Accrued compensation and benefits	311	1,960
Other liabilities	(3,648)	(4,228)
Customer liabilities	135,058	21,840
Net cash provided by (used in) operating activities	6,471	(31,850)
Investing activities:
Purchases of property, equipment and software	(18,304)	(3,206)
Net cash used in investing activities	(18,304)	(3,206)
Financing activities:
Exercise of vested options	1,331	—
Restricted cash released from letter of credit	5,000	—
Excess tax benefit from share-based awards	—	176
Purchase of treasury stock	(1,382)	(280)
Net cash provided by (used in) financing activities	4,949	(104)
Effect of exchange rate changes on cash	(567)	18
Net decrease in cash and cash equivalents	(7,451)	(35,142)
Cash and cash equivalents at beginning of period	145,167	228,891
Cash and cash equivalents at end of period	$137,716	$193,749

Supplemental disclosure of non-cash investing activities
Other liabilities related to purchases of property, equipment and software	$348	$—

Table 4
Accretive Health, Inc.
Reconciliation of GAAP revenue to Gross Cash Generated from Customer Contracting Activities
($ in thousands)

	Three Months Ended September 30,		2015 vs. 2014 Change		Nine Months Ended September 30,		2015 vs. 2014 Change
	2015	2014	Amount	%	2015	2014	Amount	%
GAAP Net Services Revenue:
RCM services: net operating fee	$6,232	$37,861	$(31,629)	(83.5)%	$19,402	$62,817	$(43,415)	(69.1)%
RCM services: incentive fee	1,017	45,970	(44,953)	(97.8)%	9,022	75,076	(66,054)	(88.0)%
RCM services: other	5,359	1,858	3,501	n.m.	9,591	5,787	3,804	65.7%
Other service fee	3,234	5,056	(1,822)	(36.0)%	10,883	19,004	(8,121)	(42.7)%
Net services revenue (GAAP basis)	15,842	90,745	(74,903)	(82.5)%	48,898	162,684	(113,786)	(69.9)%
Change in deferred customer billings	39,541	(31,821)	71,362	n.m	108,601	10,189	98,412	n.m
Gross cash generated from customer contracting activities	$55,383	$58,924	$(3,541)	(6.0)%	$157,499	$172,873	$(15,374)	(8.9)%

Components of Gross Cash Generated from Customer Contracting Activities:
RCM services: net operating fee	$31,522	$26,454	$5,068	19.2%	$88,761	$90,684	$(1,923)	(2.1)%
RCM services: incentive fee	14,859	25,556	(10,697)	(41.9)%	47,501	57,398	(9,897)	(17.2)%
RCM services: other	5,768	1,218	4,550	n.m	10,354	4,147	6,207	n.m.
Total RCM services fees	52,149	53,228	(1,079)	(2.0)%	146,616	152,229	(5,613)	(3.7)%
Other service fees	3,234	5,696	(2,462)	(43.2)%	10,883	20,644	(9,761)	(47.3)%
Gross cash generated from customer contracting activities	$55,383	$58,924	$(3,541)	(6.0)%	$157,499	$172,873	$(15,374)	(8.9)%
*n.m. - not meaningful

Table 5
Accretive Health, Inc.
Reconciliation of GAAP Net Loss to Net Cash Generated from Customer Contracting Activities
($ in thousands)

	Three Months Ended September 30,		2015 vs. 2014 Change		Nine Months Ended September 30,		2015 vs. 2014 Change
	2015	2014	Amount	%	2015	2014	Amount	%
Net income (loss)	$(32,970)	$9,553	$(42,523)	n.m	$(89,703)	$(61,969)	$(27,734)	44.8%
Net interest income	(73)	(100)	27	(27.0)%	(147)	(252)	105	(41.7)%
Income tax provision (benefit)	(21,800)	5,291	(27,091)	n.m	(57,112)	(34,862)	(22,250)	63.8%
Depreciation and amortization expense	2,738	1,403	1,335	95.2%	6,556	4,279	2,277	53.2%
Share-based compensation expense	12,315	5,224	7,091	n.m.	25,318	15,691	9,627	61.4%
Restatement and other	3,964	13,846	(9,882)	(71.4)%	5,850	67,907	(62,057)	(91.4)%
Adjusted EBITDA	(35,826)	35,217	(71,043)	n.m	(109,238)	(9,206)	(100,032)	n.m
Change in deferred customer billings	39,541	(31,821)	71,362	n.m	108,601	10,189	98,412	n.m
Net cash generated from customer contracting activities	$3,715	$3,396	$319	9.4%	$(637)	$983	$(1,620)	n.m.
*n.m.—not meaningful

Table 6
Accretive Health, Inc.
Share-Based Compensation Expense
($ in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014
	(unaudited)		(unaudited)
Share-based Compensation Expense Allocation Details:
Cost of services	$3,152	$1,736	$5,756	$5,614
Selling, general and administrative	9,163	3,488	19,562	10,077
Restatement and other	—	144	—	8,049
Total share-based compensation expense	$12,315	$5,368	$25,318	$23,740

Table 7
Accretive Health, Inc.
Depreciation and Amortization Expense
($ in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014
	(unaudited)		(unaudited)
Cost of services	$2,491	$1,053	$5,799	$3,142
Selling, general and administration	247	350	757	1,137
Total depreciation and amortization	$2,738	$1,403	$6,556	$4,279

Table 8
Accretive Health, Inc.
Condensed Consolidated Non-GAAP Financial Information
($ in thousands)

	Three Months ended September 30,		Nine Months ended September 30,
	2015	2014	2015	2014

GAAP net services revenue	$15,842	$90,745	$48,898	$162,684
Increase (decrease) in deferred customer billings	39,541	(31,821)	108,601	10,189
Gross cash generated from customer contracting activities	55,383	58,924	157,499	172,873

Operating Expenses[1]:
Cost of services	39,683	42,581	118,729	129,495
Selling, general and administrative	11,985	12,947	39,407	42,395
Sub-total	51,668	55,528	158,136	171,890

Net cash generated from customer contracting activities	$3,715	$3,396	$(637)	$983

Net cash generated margin	6.7%	5.8%	(0.4)%	0.6%
1Excludes share-based compensation, depreciation and amortization, and restatement and other costs